PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 83 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                      Dated August 10, 2004
                                                                  Rule 424(b)(3)
                                  $50,715,234
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                        5.58% PERQS due August 17, 2005
                          Mandatorily Exchangeable for
                           Shares of Common Stock of
                  INTERNATIONAL BUSINESS MACHINES CORPORATION

        Performance Equity-linked Redemption Quarterly-pay Securities(SM)
                                  ("PERQS(R)")

The PERQS will pay 5.58% interest per year but do not guarantee any return of principal at maturity. Instead, the PERQS will pay at maturity a number of shares of IBM common stock based on the closing price of IBM common stock at maturity.

o    The principal amount and issue price of each PERQS is $84.61.

o We will pay 5.58% interest (equivalent to $4.721238 per year) on the $84.61 principal amount of each PERQS. Interest will be paid monthly, beginning September 17, 2004.

o At maturity you will receive shares of IBM common stock in exchange for each PERQS at the exchange ratio multiplied by the exchange factor at maturity. The initial exchange ratio is one share of IBM common stock per PERQS. However, if the closing price of IBM common stock at maturity is higher than the cap price, the exchange ratio will be adjusted downward, and you will receive an amount of IBM common stock per PERQS at maturity that is less than one share. The initial exchange factor is 1.0 and is subject to adjustment for certain corporate events in respect of International Business Machines Corporation. The maturity of the PERQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of IBM common stock.

o The cap price is $93.07, or 110% of the issue price of the PERQS. The maximum you can receive at maturity is IBM common stock worth $93.07 per PERQS.

o Investing in PERQS is not equivalent to investing in IBM common stock. You will not have the right to exchange your PERQS for IBM common stock prior to maturity.

o International Business Machines Corporation is not involved in this offering of PERQS in any way and will have no obligation of any kind with respect to the PERQS.

o    The PERQS will not be listed on any securities exchange.

You should read the more detailed description of the PERQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PERQS."

The PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                  -------------------------------------------

                             PRICE $84.61 PER PERQS

                  -------------------------------------------

                             Price to          Agent's         Proceeds to
                            Public(1)       Commissions(2)      Company(1)
                            ---------       --------------      ----------
Per PERQS...........        $84.61000           $.12692          $84.48308
Total...............   $50,715,234.00         $76,075.85    $50,639,158.15

---------------------------

(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.


                  -------------------------------------------

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PERQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PERQS offered are medium-term debt securities of Morgan Stanley. The return on the PERQS at maturity is linked to the performance of the common stock of International Business Machines Corporation, which we refer to as IBM Stock. We may not redeem the PERQS prior to maturity.

     "Performance Equity-linked Redemption Quarterly-pay Securities" is our service mark and "PERQS" is our registered service mark.

Each PERQS costs $84.61          We, Morgan Stanley, are offering 5.58%
                                 Performance Equity-linked Redemption
                                 Quarterly-pay Securities(SM) due August 17,
                                 2005, Mandatorily Exchangeable for Shares of
                                 Common Stock of International Business
                                 Machines Corporation, which we refer to as the PERQS. The principal amount and issue price of each PERQS is $84.61.

                                 The original issue price of the PERQS includes the agent's commissions paid with respect to the PERQS and the cost of hedging our obligations under the PERQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PERQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PERQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PERQS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PERQS do
principal                        not guarantee any return of principal at
                                 maturity. Instead the PERQS will
                                 pay an amount of IBM Stock on the maturity date, the value of which may be more or less than the principal amount of the PERQS, subject to a cap based on the closing price of IBM Stock on the valuation date, which is scheduled to be August 15, 2005. Investing in PERQS is not equivalent to investing in IBM
                                 Stock. If at maturity (including upon an acceleration of the PERQS) the closing price of IBM Stock has declined below $84.61, you will receive a number of shares of IBM Stock worth less than the principal amount of the PERQS. In certain cases of acceleration described below under "--The maturity date of the PERQS may be accelerated," you may instead receive an early cash payment on the PERQS.

5.58% interest on the            We will pay interest on the PERQS, at the rate
principal amount                 of 5.58% of the principal amount per year,
                                 monthly on the 17th of each month, beginning
                                 September 17, 2004. The interest rate we pay on the PERQS is more than the current dividend rate on IBM Stock. The PERQS will mature on August 17, 2005.

Your appreciation potential      The appreciation potential of each PERQS is
is capped                        limited by the cap price. The cap price is
                                 $93.07, or 110% of the issue price of the PERQS. The maximum you can receive at maturity is IBM Stock worth $93.07 per PERQS as of the valuation date, which is scheduled to be August 15, 2005.


Payout at maturity               If the maturity of the PERQS has not
                                 accelerated, we will deliver to you on the maturity date for each $84.61 principal amount of PERQS you hold a number of shares of IBM Stock equal to the exchange ratio multiplied by the exchange factor. The initial exchange ratio and the initial exchange factor are each equal to 1.0 and may be adjusted as follows:

                                          Exchange Ratio Adjustment

                                 The exchange ratio will be adjusted downward at maturity if the closing price of IBM Stock on the valuation date multiplied by the exchange factor exceeds the cap price.

                                 The adjusted exchange ratio will be calculated as follows:

                                                                                            Cap Price
                                 Exchange Ratio at Maturity =  Initial Exchange Ratio  x  --------------
                                                                                          Maturity Price


                                 where,

                                                      IBM Stock Closing Price on
                                     Maturity Price =     the Valuation Date      x Exchange Factor

                                 If the closing price of IBM Stock on the valuation date multiplied by the exchange factor is the same as or less than the Cap Price, we will not adjust the exchange ratio.

                                 You can review the historical prices of IBM
                                 Stock in the section of this pricing
                                 supplement called "Historical Information."

                                         Exchange Factor Adjustment

                                 During the life of the PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, may make adjustments to the exchange factor to reflect the occurrence of certain corporate events relating to IBM Stock. You should read about these adjustments in the sections of this pricing supplement called "Risk Factors--The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect IBM Stock" and "Description of PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

                                 If a market disruption event occurs on August 15, 2005, the maturity date of the PERQS will be postponed. See the section of this pricing supplement called "Description of PERQS--Maturity Date." The maturity of the PERQS may be accelerated under the circumstances described below under "--The maturity date of the PERQS may be accelerated."

                                 You will not have the right to exchange your PERQS for IBM Stock prior to maturity.

The maturity date                The maturity date of the PERQS will be
of the PERQS may be              accelerated upon the occurrence of either of
accelerated                      the following two events:

                                 o  a price event acceleration, which will
                                    occur if the closing price of IBM Stock and on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to IBM); and

                                 o  an event of default acceleration, which
                                    will occur if there is an event of default with respect to the PERQS.

                                 The amount payable to you will differ
                                 depending on the reason for the acceleration.

                                 o If there is a price event acceleration, we will owe you (i) a number of shares of IBM Stock equal to the exchange ratio, adjusted as if such date were the valuation date, multiplied by the exchange factor as of the date of such acceleration, and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the PERQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of PERQS--Price Event Acceleration."

                                 o  If there is an event of default
                                    acceleration, we will owe you (i) product of (a) the closing price of IBM Stock as of the date of such acceleration, (b) the exchange ratio, adjusted as if such date were the valuation date, and (c) the exchange factor as of the date of such acceleration, and (ii) accrued but unpaid interest to the date of acceleration.

                                 The amount payable to you if the maturity of the PERQS is accelerated may be substantially less than the $84.61 principal amount of the PERQS.

PERQS are not listed             The PERQS will not be listed on any securities
                                 exchange.

MS & Co. will be the             We have appointed our affiliate, Morgan
calculation agent                Stanley & Co. Incorporated, which we refer to
                                 as MS & Co., to act as calculation agent for JPMorgan Chase Bank (formerly known as The
                                 Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                 will determine the exchange ratio and
                                 calculate the amount of IBM Stock that you will receive at maturity and the amount payable per PERQS in the event of any acceleration.

No affiliation with              International Business Machines Corporation,
International Business           which we refer to as IBM, is not an affiliate
Machines Corporation             of ours and is not involved with this offering
                                 in any way. The obligations represented by the PERQS are obligations of Morgan Stanley and not of IBM.

Where you can find more          The PERQS are senior notes issued as part of
information on the               our Series C medium-term note program. You can
PERQS                            find a general description of our Series C
                                 medium-term note program in the accompanying prospectus supplement dated August 26, 2003.
                                 We describe the basic features of this type of
                                 note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                 Notes."

                                 For a detailed description of the terms of the PERQS, including the specific mechanics and timing of the exchange ratio adjustment, you should read the "Description of PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PERQS.

How to reach us                  Please contact our principal executive offices
                                 at 1585 Broadway, New York, New York 10036
                                 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of IBM Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the PERQS. You should carefully consider whether the PERQS are suited to your particular circumstances before you decide to purchase them.

PERQS are not ordinary senior    The PERQS combine features of equity and debt.
notes -- no guaranteed return    The terms of the PERQS differ from those of
of principal                     ordinary debt securities in that we will not
                                 pay you a fixed amount at maturity. Our payout to you at maturity will be a number of shares of IBM Stock based on the closing price of IBM
                                 Stock on the valuation date, which is
                                 scheduled to be August 15, 2005, unless the maturity of the PERQS has been accelerated. If the closing price of IBM Stock on the valuation date (including upon an acceleration of the PERQS) is less than the issue price of the PERQS, we will pay you an amount of IBM
                                 Stock with a value that is less than the principal amount of the PERQS.

                                 If the price of IBM Stock is lower on the actual maturity date than it was on the valuation date, the value of any IBM Stock you receive will be less than it would have been had you received it on the valuation date. Under no circumstances will you receive an amount of IBM Stock for each PERQS worth more than $93.07 as of the valuation date.

Your appreciation                The appreciation potential of the PERQS is
potential is limited             because of the cap price of limited $93.07.
                                 You will receive less than one share of IBM
                                 Stock per PERQS at maturity if the closing price of IBM Stock on the valuation date exceeds the cap price.

Secondary trading may be         The PERQS will not be listed on any securities
limited                          exchange. There may be little or no secondary
                                 market for the PERQS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PERQS easily. MS & Co. currently intends to act as a market maker for the PERQS but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PERQS, the price at which you may be able to trade your PERQS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would little or no secondary market for the PERQS.

Market price of the              Several factors, many of which are beyond our
PERQS will be influenced         influence the value of control, will the PERQS
by many unpredictable            in the secondary market and the price at which
factors                          MS & Co. may be willing to purchase or sell
                                 the PERQS in the secondary market. We expect that generally the trading price of IBM Stock on any day will affect the value of the PERQS more than any other single factor. However, because the appreciation potential of the PERQS is capped based on the closing price of IBM Stock on the valuation date, the PERQS may trade differently from IBM Stock. Other factors that may influence the value of the PERQS include:

                                 o the volatility (frequency and magnitude of changes in price) of IBM Stock

                                 o  the dividend rate on IBM Stock

                                 o  geopolitical conditions and economic,
                                    financial, political, regulatory or
                                    judicial events that affect stock markets generally and that may affect the closing price of IBM Stock

                                 o  interest and yield rates in the market

                                 o the time remaining to the maturity of the PERQS

                                 o  our creditworthiness

                                 o the occurrence of certain events affecting IBM that may or may not require an adjustment to the exchange factor

                                 Some or all of these factors will influence the price you will receive if you sell your PERQS prior to maturity. For example, you may have to sell your PERQS at a substantial discount from the principal amount if the closing price of IBM Stock is at, below, or not sufficiently above the issue price of the PERQS.

                                 You cannot predict the future performance of IBM Stock based on its historical performance. The price of IBM Stock may decrease so that you will receive at maturity a number of shares of IBM Stock worth less than the principal amount of the PERQS. In addition, there can be no assurance that the price of IBM Stock will increase so that you will receive at maturity a number of shares of IBM Stock worth more than the principal amount of the PERQS.

The inclusion of                 Assuming no change in market conditions or any
commissions and                  other relevant factors, the price, if any, at
projected profit from            which MS & Co. is willing to purchase PERQS in
hedging in the original          secondary market transactions will likely be
issue price is likely to         lower than the original issue price, since the
affect secondary                 original issue price included, and secondary
market prices                    market prices are likely to exclude,
                                 commissions paid with respect to the PERQS, as well as the projected profit included in the cost of hedging our obligations under the PERQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the PERQS accelerate,         The maturity of the PERQS will be accelerated
you may receive an               if there is a price event acceleration or an
amount worth                     event of default acceleration. The amount
substantially less than the      payable to you if the maturity of the PERQS is
principal amount of the          accelerated will differ depending on the
PERQS                            reason for the acceleration and may be
                                 substantially less than the principal amount of the PERQS. See "Description of PERQS--Price
                                 Event Acceleration" and "Description of
                                 PERQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not            IBM is not an affiliate of ours and is not
affiliated with IBM              involved with this offering in any way.
                                 Consequently, we have no ability to control the actions of IBM, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. IBM has no obligation to consider your interest as an investor in the PERQS in taking any corporate actions that might affect the value of your PERQS. None of the money you pay for the PERQS will go to IBM.

Morgan Stanley may               We or our affiliates may presently or from
engage in business with or       time to time engage in business with IBM
involving IBM without            without regard to your interests, including
regard to your interests         extending loans to, or making equity
                                 investments in, IBM or providing advisory services to IBM, including merger and interests acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about IBM. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to IBM. These research reports may or may not recommend that investors buy or hold IBM Stock.

You have no shareholder          Investing in the PERQS is not equivalent to
rights                           investing in IBM Stock. As an investor in the
                                 PERQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to IBM Stock. In addition, you do not have the right to exchange your PERQS for IBM Stock prior to maturity.

The PERQS may become             Following certain corporate events relating to
exchangeable into the            IBM Stock, such as a stock-for-stock merger
common stock of companies        where IBM is not the surviving entity, you
other than IBM                   will receive at maturity the common stock of a
                                 successor corporation to IBM or cash depending on the value of that common stock. Following certain other corporate events relating to IBM
                                 Stock, such as a merger event where holders of IBM Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to IBM Stock, you will receive at maturity the common stock of three companies in the same industry group as IBM in lieu of, or in addition to, IBM Stock, as applicable, or cash depending on the value of that common stock. In the event of such a corporate event, the equity-linked nature of the PERQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                 "Description of PERQS--Antidilution
                                 Adjustments." You should read this section in order to understand these and other adjustments that may be made to your PERQS.

The antidilution                 MS & Co., as calculation agent, will adjust
adjustments the                  the amount payable at maturity for certain
calculation agent is             events affecting IBM Stock, such as stock
required to make do not          splits and stock dividends, and certain
cover every corporate            other corporate actions involving IBM, such as
event that can affect IBM        mergers. However, the calculation agent will
Stock                            not make an adjustment for every corporate
                                 event that can affect IBM Stock. For example, the calculation agent is not required to make any adjustments if IBM or anyone else makes a partial tender or partial exchange offer for IBM Stock. If an event occurs that does not require the calculation agent to adjust the amount of IBM Stock payable at maturity, the market price of the PERQS may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect IBM Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange factor may materially and adversely affect the market price of the PERQS.

The economic interests of        The economic interests of the calculation
the calculation agent and        agent and other of our affiliates are
other of our affiliates          potentially adverse to your interests as an
are potentially adverse          investor in the PERQS.
to your interests
                                 As calculation agent, MS & Co. will calculate the payout to you at maturity of the PERQS and in the event of any acceleration and will determine what adjustments should be made to the exchange factor to reflect certain corporate and other events. Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the exchange factor or the calculation of the amount payable to you in the event of any acceleration, may affect the amount payable to you at maturity or upon any acceleration. See the sections of this pricing supplement called
                                 "Description of PERQS--Exchange at Maturity,"
                                 "--Exchange Factor," "--Price Event
                                 Acceleration," "--Antidilution Adjustments" and "--Alternate Exchange Calculation in Case of an Event of Default."

                                 The original issue price of the PERQS includes the agent's commissions and certain costs of hedging our obligations under the PERQS. The subsidiaries through which we hedge our obligations under the PERQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have
by the calculation agent and     carried out, and will continue to carry out,
its affiliates could             hedging activities related to the PERQS,
potentially affect the value     including trading in IBM Stock as well as in
of the PERQS                     other instruments related to IBM Stock. MS &
                                 Co. and some of our other subsidiaries also trade IBM Stock and other financial instruments related to IBM Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of IBM Stock and, accordingly, potentially have increased the issue price of the PERQS and, therefore, the price at which IBM Stock must close before you would receive at maturity an amount of IBM
                                 Stock worth as much as or more than the
                                 principal amount of the PERQS. Additionally, such hedging or trading activities during the term of the PERQS could potentially affect the price of IBM Stock on the valuation date or any acceleration date and, accordingly, the value of the IBM Stock you will receive at maturity, including upon an acceleration event.

Because the characterization     You should also consider the U.S. federal
of the PERQS for U.S. federal    income tax consequences of investing in the
income tax purposes is           PERQS. There is no direct legal authority as
uncertain, the material U.S.     to the proper tax treatment of the PERQS, and
federal income tax               consequently our special tax counsel is unable
consequences of an investment    to render an opinion as to their proper
in the PERQS are uncertain       characterization for U.S. federal income tax
                                 purposes. Therefore, significant aspects of the tax treatment of the PERQS are uncertain.
                                 Pursuant to the terms of the PERQS and subject to the discussion under "Description of PERQS--United States Federal Income
                                 Taxation--Non-U.S. Holders," you have agreed with us to treat a PERQS as an investment unit consisting of (i) a forward contract pursuant to which you agree to purchase IBM Stock from us at maturity and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the forward contract, as described in the section of this pricing supplement called
                                 "Description of PERQS--United States Federal
                                 Income Taxation--General." If the Internal
                                 Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PERQS, the timing and character of income on the PERQS and your basis for IBM Stock received in exchange for the PERQS may differ.
                                 We do not plan to request a ruling from the IRS regarding the tax treatment of the PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PERQS--United States Federal Income
                                 Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PERQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the PERQS.

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PERQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PERQS" refers to each $84.61 principal amount of our 5.58% PERQS due August 17, 2005, Mandatorily Exchangeable for Shares of Common Stock of International Business Machines Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.................... $50,715,234

Maturity Date.................................  August 17, 2005, subject to acceleration as described below
                                                in "--Price Event Acceleration"
                                                and "--Alternate Exchange
                                                Calculation in Case of an Event
                                                of Default," and subject to
                                                extension in the event of a
                                                Market Disruption Event on
                                                August 15, 2005 in accordance
                                                with the following paragraph.

                                                If the Valuation Date is
                                                postponed due to a Market
                                                Disruption Event or otherwise,
                                                the Maturity Date will be
                                                postponed so that the Maturity
                                                Date will be the second Trading
                                                Day following the Valuation
                                                Date.

Valuation Date................................  August 15, 2005; provided that if August 15, 2005 is not a
                                                Trading Day or if a Market
                                                Disruption Event occurs on such
                                                day, the Valuation Date will be
                                                the immediately succeeding
                                                Trading Day on which no Market
                                                Disruption Event occurs;
                                                provided further, that the
                                                Valuation Date will not be
                                                later than the third scheduled
                                                Trading Day following August
                                                15, 2005.

Interest Rate.................................  5.58% per annum (equivalent to
                                                $4.721238 per annum per PERQS)

Interest Payment Dates........................  September 17, 2004, October 17,
                                                2004, November 17, 2004,
                                                December 17, 2004, January 17,
                                                2005, February 17, 2005, March
                                                17, 2005, April 17, 2005, May
                                                17, 2005, June 17, 2005, July
                                                17, 2005 and the Maturity Date.

                                                If the scheduled Maturity Date
                                                is postponed due to a Market
                                                Disruption Event or otherwise,
                                                we will pay interest on the
                                                Maturity Date as postponed, but
                                                no interest will accrue on the
                                                PERQS or on such payment during
                                                the period from or after the
                                                scheduled Maturity Date.

Record Date...................................  The Record Date for each
                                                Interest Payment Date,
                                                including the Interest Payment
                                                Date scheduled to occur on the
                                                Maturity Date, will be the date
                                                15 calendar days prior to such
                                                scheduled Interest Payment
                                                Date, whether or not that date
                                                is a Business Day.

Specified Currency............................  U.S. dollars

Issue Price...................................  $84.61 per PERQS

Original Issue Date (Settlement Date).........  August 17, 2004

CUSIP Number..................................  61746S471

Denominations.................................  $84.61 and integral multiples thereof

Cap Price.....................................  $93.07 (110% of the Issue
                                                Price)

Maturity Price................................  Maturity Price means the product of (i) the Closing
                                                Price of one share of IBM Stock
                                                and (ii) the Exchange Factor,
                                                each determined as of the
                                                Valuation Date.

Exchange at Maturity..........................  Unless the maturity of the
                                                PERQS has been accelerated, on
                                                the Maturity Date, upon
                                                delivery of the PERQS to the
                                                Trustee, we will apply the
                                                $84.61 principal amount of each
                                                PERQS as payment for and will
                                                deliver a number of shares of
                                                IBM Stock equal to the product
                                                of the Exchange Ratio and the
                                                Exchange Factor, each
                                                determined as of the Valuation
                                                Date. Each of the Exchange
                                                Ratio and the Exchange Factor
                                                is initially set at 1.0. The
                                                Exchange Ratio is subject to
                                                adjustment at maturity in order
                                                to cap the value of IBM Stock
                                                to be received upon delivery of
                                                the PERQS at $93.07 per PERQS
                                                (110% of the Issue Price) as of
                                                the Valuation Date. See
                                                "--Exchange Ratio" below. The
                                                Exchange Factor is subject to
                                                adjustment upon the occurrence
                                                of certain corporate events
                                                relating to IBM. See
                                                "--Exchange Factor" and
                                                "--Antidilution Adjustments"
                                                below.

                                                We shall, or shall cause the
                                                Calculation Agent to, (i)
                                                provide written notice to the
                                                Trustee and to The Depository
                                                Trust Company, which we refer
                                                to as DTC, on or prior to 10:30
                                                a.m. on the Trading Day
                                                immediately prior to the
                                                Maturity Date of the PERQS (but
                                                if such Trading Day is not a
                                                Business Day, prior to the
                                                close of business on the
                                                Business Day preceding the
                                                Maturity Date), of the amount
                                                of IBM Stock to be delivered
                                                with respect to the $84.61
                                                principal amount of each PERQS
                                                and (ii) deliver such shares of
                                                IBM Stock (and cash in respect
                                                of interest and any fractional
                                                shares of IBM Stock) to the
                                                Trustee for delivery to the
                                                holders on the Maturity Date.
                                                The Calculation Agent shall
                                                determine the Exchange Ratio
                                                applicable at the maturity of
                                                the PERQS and calculate the
                                                Exchange Factor.

                                                If the maturity of the PERQS is
                                                accelerated because of a Price
                                                Event Acceleration (as
                                                described under "--Price Event
                                                Acceleration" below) or because
                                                of an Event of Default
                                                Acceleration (as defined under
                                                "--Alternate Exchange
                                                Calculation in Case of an Event
                                                of Default" below), we shall
                                                provide such notice as promptly
                                                as possible and in no event
                                                later than (i) in the case of
                                                an Event of Default
                                                Acceleration, two Trading Days
                                                after the date of acceleration
                                                (but if such Trading Day is not
                                                a Business Day, prior to the
                                                close of business on the
                                                Business Day preceding such
                                                Trading Day) and (ii) in the
                                                case of a Price Event
                                                Acceleration, 10:30 a.m. on the
                                                Trading Day immediately prior
                                                to the date of acceleration
                                                (but if such Trading Day is not
                                                a Business Day, prior to the
                                                close of business on the
                                                Business Day preceding the date
                                                of acceleration).

Exchange Ratio................................  1.0; provided that if the
                                                Maturity Price exceeds the Cap
                                                Price, the Exchange Ratio will
                                                be adjusted so that the final
                                                Exchange Ratio will equal the
                                                product of (i) the initial
                                                Exchange Ratio and (ii) a
                                                fraction the numerator of which
                                                will be the Cap Price and the
                                                denominator of which will be
                                                the Maturity Price. If the
                                                Maturity Price is less than or
                                                equal to the Cap Price, no
                                                adjustment to the Exchange
                                                Ratio will be made.

Price Event Acceleration......................  If on any two consecutive
                                                Trading Days during the period
                                                prior to and ending on the
                                                third Business Day immediately
                                                preceding the Valuation Date,
                                                the product of the Closing
                                                Price per share of IBM Stock
                                                and the Exchange Factor is less
                                                than $2.00, the Maturity Date
                                                of the PERQS will be deemed to
                                                be accelerated to the third
                                                Business Day immediately
                                                following such second Trading
                                                Day (the "date of
                                                acceleration"). Upon such
                                                acceleration, you will receive
                                                per PERQS on the date of
                                                acceleration:

                                                  o a number of shares of IBM
                                                    Stock equal to the Exchange
                                                    Ratio, adjusted as if such
                                                    date were the Valuation
                                                    Date, multiplied by the
                                                    Exchange Factor as of the
                                                    date of acceleration; and

                                                  o accrued but unpaid interest
                                                    to but excluding the date
                                                    of acceleration plus an
                                                    amount of cash as
                                                    determined by the
                                                    Calculation Agent equal to
                                                    the sum of the present
                                                    values of the remaining
                                                    scheduled payments of
                                                    interest on the PERQS
                                                    (excluding any portion of
                                                    such payments of interest
                                                    accrued to the date of
                                                    acceleration).

                                                The present value of each
                                                remaining scheduled payment
                                                will be based on the comparable
                                                yield that we would pay on a
                                                non-interest bearing, senior
                                                unsecured debt obligation
                                                having a maturity equal to the
                                                term of each such remaining
                                                scheduled payment, as
                                                determined by the Calculation
                                                Agent.

                                                Investors will not be entitled
                                                to receive the return of the
                                                $84.61 principal amount of each
                                                PERQS upon a Price Event
                                                Acceleration.

No Fractional Shares..........................  Upon delivery of the PERQS to the Trustee at maturity
                                                (including as a result of
                                                acceleration other than an
                                                acceleration resulting from an
                                                event of default), we will
                                                deliver the aggregate number of
                                                shares of IBM Stock due with
                                                respect to all of such PERQS,
                                                as described above, but we will
                                                pay cash in lieu of delivering
                                                any fractional share of IBM
                                                Stock in an amount equal to the
                                                corresponding fractional
                                                Closing Price of such fraction
                                                of a share of IBM Stock as
                                                determined by the Calculation
                                                Agent as of the Valuation Date.

Exchange Factor...............................  1.0, subject to adjustment for certain corporate events
                                                relating to IBM. See
                                                "--Antidilution Adjustments"
                                                below.

Closing Price.................................  The Closing Price for one share of IBM Stock (or one unit of
                                                any other security for which a
                                                Closing Price must be
                                                determined) on any Trading Day
                                                (as defined below) means:

                                                  o if IBM Stock (or any such
                                                    other security) is listed
                                                    or admitted to trading on a
                                                    national securities
                                                    exchange, the last reported
                                                    sale price, regular way, of
                                                    the principal trading
                                                    session on such day on the
                                                    principal United States
                                                    securities exchange
                                                    registered under the
                                                    Securities Exchange Act of
                                                    1934, as amended (the
                                                    "Exchange Act"), on which
                                                    IBM Stock (or any such
                                                    other security) is listed
                                                    or admitted to trading,

                                                  o if IBM Stock (or any such
                                                    other security) is a
                                                    security of the Nasdaq
                                                    National Market (and
                                                    provided that the Nasdaq
                                                    National Market is not then
                                                    a national securities
                                                    exchange), the Nasdaq
                                                    official closing price
                                                    published by The Nasdaq
                                                    Stock Market, Inc. on such
                                                    day, or

                                                  o if IBM Stock (or any such
                                                    other security) is neither
                                                    listed or admitted to
                                                    trading on any national
                                                    securities exchange nor a
                                                    security of the Nasdaq
                                                    National Market but is
                                                    included in the OTC
                                                    Bulletin Board Service (the
                                                    "OTC Bulletin Board")
                                                    operated by the National
                                                    Association of Securities
                                                    Dealers, Inc. (the "NASD"),
                                                    the last reported sale
                                                    price of the principal
                                                    trading session on the OTC
                                                    Bulletin Board on such day.

                                                If IBM Stock (or any such other
                                                security) is listed or admitted
                                                to trading on any national
                                                securities exchange or is a
                                                security of the Nasdaq National
                                                Market but the last reported
                                                sale price or Nasdaq official
                                                closing price, as applicable,
                                                is not available pursuant to
                                                the preceding sentence, then
                                                the Closing Price for one share
                                                of IBM Stock (or one unit of
                                                any such other security) on any
                                                Trading Day will mean the last
                                                reported sale price of the
                                                principal trading session on
                                                the over-the-counter market as
                                                reported on the Nasdaq National
                                                Market or the OTC Bulletin
                                                Board on such day. If, because
                                                of a Market Disruption Event
                                                (as defined below) or
                                                otherwise, the last reported
                                                sale price or Nasdaq official
                                                closing price, as applicable,
                                                for IBM Stock (or any such
                                                other security) is not
                                                available pursuant to either of
                                                the two preceding sentences,
                                                then the Closing Price for any
                                                Trading Day will be the mean,
                                                as determined by the
                                                Calculation Agent, of the bid
                                                prices for IBM Stock (or any
                                                such other security) obtained
                                                from as many recognized dealers
                                                in such security, but not
                                                exceeding three, as will make
                                                such bid prices available to
                                                the Calculation Agent. Bids of
                                                MS & Co. or any of its
                                                affiliates may be included in
                                                the calculation of such mean,
                                                but only to the extent that any
                                                such bid is the highest of the
                                                bids obtained. The term
                                                "security of the Nasdaq
                                                National Market" will include a
                                                security included in any
                                                successor to such system, and
                                                the term "OTC Bulletin Board
                                                Service" will include any
                                                successor service thereto.

Trading Day...................................  A day, as determined by the
                                                Calculation Agent, on which
                                                trading is generally conducted
                                                on the New York Stock Exchange,
                                                Inc. ("NYSE"), the American
                                                Stock Exchange LLC ("AMEX"),
                                                the Nasdaq National Market, the
                                                Chicago Mercantile Exchange and
                                                the Chicago Board of Options
                                                Exchange and in the
                                                over-the-counter market for
                                                equity securities in the United
                                                States.

Optional Redemption...........................  We will not redeem the PERQS prior to the Maturity Date.

Book Entry Note or Certificated Note..........  Book Entry. The PERQS will be issued in the form of one or
                                                more fully registered global
                                                securities which will be
                                                deposited with, or on behalf
                                                of, DTC and will be registered
                                                in the name of a nominee of
                                                DTC. DTC's nominee will be the
                                                only registered holder of the
                                                PERQS. Your beneficial interest
                                                in the PERQS will be evidenced
                                                solely by entries on the books
                                                of the securities intermediary
                                                acting on your behalf as a
                                                direct or indirect
                                                participant in DTC. In this
                                                pricing supplement, all
                                                references to actions taken by
                                                you or to be taken by you refer
                                                to actions taken or to be taken
                                                by DTC upon instructions from
                                                its participants acting on your
                                                behalf, and all references to
                                                payments or notices to you will
                                                mean payments or notices to
                                                DTC, as the registered holder
                                                of the PERQS, for distribution
                                                to participants in accordance
                                                with DTC's procedures. For more
                                                information regarding DTC and
                                                book entry notes, please read
                                                "The Depositary" in the
                                                accompanying prospectus
                                                supplement and "Form of
                                                Securities--Global
                                                Securities--Registered Global
                                                Securities" in the accompanying
                                                prospectus.

Senior Note or Subordinated Note..............  Senior

Trustee.......................................  JPMorgan Chase Bank (formerly known as The Chase Manhattan
                                                Bank)

Agent for the underwritten offering of
  PERQS.......................................  MS & Co.

Calculation Agent.............................  MS & Co.

                                                All determinations made by the
                                                Calculation Agent will be at
                                                the sole discretion of the
                                                Calculation Agent and will, in
                                                the absence of manifest error,
                                                be conclusive for all purposes
                                                and binding on you, the Trustee
                                                and us.

                                                All calculations with respect
                                                to the Exchange Ratio and
                                                Exchange Factor for the PERQS
                                                will be made by the Calculation
                                                Agent and will be rounded to
                                                the nearest one
                                                hundred-thousandth, with five
                                                one-millionths rounded upward
                                                (e.g., .876545 would be rounded
                                                to .87655), and all dollar
                                                amounts paid to you in the
                                                aggregate related to interest
                                                payments or payouts at maturity
                                                resulting from such
                                                calculations will be rounded to
                                                the nearest cent with one-half
                                                cent being rounded upward.

                                                Because the Calculation Agent
                                                is our affiliate, the economic
                                                interests of the Calculation
                                                Agent and its affiliates may be
                                                adverse to your interests as an
                                                investor in the PERQS,
                                                including with respect to
                                                certain determinations and
                                                judgments that the Calculation
                                                Agent must make in making
                                                adjustments to the Exchange
                                                Factor or other antidilution
                                                adjustments or determining any
                                                Closing Price or whether a
                                                Market Disruption Event has
                                                occurred or calculating the
                                                amount payable to you in the
                                                event of any acceleration. See
                                                "--Antidilution Adjustments,"
                                                "--Market Disruption Event" and
                                                "--Alternate Exchange
                                                Calculation in Case of an Event
                                                of Default" below and "--Price
                                                Event Acceleration" above. MS &
                                                Co. is obligated to carry out
                                                its duties and functions as
                                                Calculation Agent in good faith
                                                and using its reasonable
                                                judgment.

Antidilution Adjustments......................  The Exchange Factor will be adjusted as follows:

                                                1. If IBM Stock is subject to a
                                                stock split or reverse stock
                                                split, then once such split has
                                                become effective, the Exchange
                                                Factor will be adjusted to
                                                equal the product of the prior
                                                Exchange Factor
                                                and the number of shares issued
                                                in such stock split or reverse
                                                stock split with respect to one
                                                share of IBM Stock.

                                                2. If IBM Stock is subject (i)
                                                to a stock dividend (issuance
                                                of additional shares of IBM
                                                Stock) that is given ratably to
                                                all holders of shares of IBM
                                                Stock or (ii) to a distribution
                                                of IBM Stock as a result of the
                                                triggering of any provision of
                                                the corporate charter of IBM,
                                                then once the dividend has
                                                become effective and IBM Stock
                                                is trading ex-dividend, the
                                                Exchange Factor will be
                                                adjusted so that the new
                                                Exchange Factor shall equal the
                                                prior Exchange Factor plus the
                                                product of (i) the number of
                                                shares issued with respect to
                                                one share of IBM Stock and (ii)
                                                the prior Exchange Factor.

                                                3. If IBM issues rights or
                                                warrants to all holders of IBM
                                                Stock to subscribe for or
                                                purchase IBM Stock at an
                                                exercise price per share less
                                                than the Closing Price of IBM
                                                Stock on both (i) the date the
                                                exercise price of such rights
                                                or warrants is determined and
                                                (ii) the expiration date of
                                                such rights or warrants, and if
                                                the expiration date of such
                                                rights or warrants precedes the
                                                maturity of the PERQS, then the
                                                Exchange Factor will be
                                                adjusted to equal the product
                                                of the prior Exchange Factor
                                                and a fraction, the numerator
                                                of which shall be the number of
                                                shares of IBM Stock outstanding
                                                immediately prior to the
                                                issuance of such rights or
                                                warrants plus the number of
                                                additional shares of IBM Stock
                                                offered for subscription or
                                                purchase pursuant to such
                                                rights or warrants and the
                                                denominator of which shall be
                                                the number of shares of IBM
                                                Stock outstanding immediately
                                                prior to the issuance of such
                                                rights or warrants plus the
                                                number of additional shares of
                                                IBM Stock which the aggregate
                                                offering price of the total
                                                number of shares of IBM Stock
                                                so offered for subscription or
                                                purchase pursuant to such
                                                rights or warrants would
                                                purchase at the Closing Price
                                                on the expiration date of such
                                                rights or warrants, which shall
                                                be determined by multiplying
                                                such total number of shares
                                                offered by the exercise price
                                                of such rights or warrants and
                                                dividing the product so
                                                obtained by such Closing Price.

                                                4. There will be no adjustments
                                                to the Exchange Factor to
                                                reflect cash dividends or other
                                                distributions paid with respect
                                                to IBM Stock other than
                                                distributions described in
                                                paragraph 2, paragraph 3 and
                                                clauses (i), (iv) and (v) of
                                                the first sentence of paragraph
                                                5 and Extraordinary Dividends.
                                                "Extraordinary Dividend" means
                                                each of (a) the full amount per
                                                share of IBM Stock of any cash
                                                dividend or special dividend or
                                                distribution that is identified
                                                by IBM as an extraordinary or
                                                special dividend or
                                                distribution, (b) the excess of
                                                any cash dividend or other cash
                                                distribution (that is not
                                                otherwise identified by IBM as
                                                an extraordinary or special
                                                dividend or distribution)
                                                distributed per share of IBM
                                                Stock over the immediately
                                                preceding cash dividend or
                                                other cash distribution, if
                                                any, per share of IBM Stock
                                                that did not include an
                                                Extraordinary Dividend (as
                                                adjusted for any subsequent
                                                corporate event requiring an
                                                adjustment hereunder, such as a
                                                stock split or reverse stock
                                                split) if such excess portion
                                                of the dividend or distribution
                                                is more than 5% of the Closing
                                                Price of IBM Stock on the
                                                Trading Day preceding the

                                                "ex-dividend date" (that is,
                                                the day on and after which
                                                transactions in IBM Stock on an
                                                organized securities exchange
                                                or trading system no longer
                                                carry the right to receive that
                                                cash dividend or other cash
                                                distribution) for the payment
                                                of such cash dividend or other
                                                cash distribution (such Closing
                                                Price, the "Base Closing
                                                Price") and (c) the full cash
                                                value of any non-cash dividend
                                                or distribution per share of
                                                IBM Stock (excluding Marketable
                                                Securities, as defined in
                                                paragraph 5 below). Subject to
                                                the following sentence, if any
                                                cash dividend or distribution
                                                of such other property with
                                                respect to IBM Stock includes
                                                an Extraordinary Dividend, the
                                                Exchange Factor with respect to
                                                IBM Stock will be adjusted on
                                                the ex-dividend date so that
                                                the new Exchange Factor will
                                                equal the product of (i) the
                                                prior Exchange Factor and (ii)
                                                a fraction, the numerator of
                                                which is the Base Closing
                                                Price, and the denominator of
                                                which is the amount by which
                                                the Base Closing Price exceeds
                                                the Extraordinary Dividend. If
                                                any Extraordinary Dividend is
                                                at least 35% of the Base
                                                Closing Price, then, instead of
                                                adjusting the Exchange Factor,
                                                the amount payable upon
                                                exchange at maturity will be
                                                determined as described in
                                                paragraph 5 below, and the
                                                Extraordinary Dividend will be
                                                allocated to Reference Basket
                                                Stocks in accordance with the
                                                procedures for a Reference
                                                Basket Event as described in
                                                clause (c)(ii) of paragraph 5
                                                below. The value of the
                                                non-cash component of an
                                                Extraordinary Dividend will be
                                                determined on the ex-dividend
                                                date for such distribution by
                                                the Calculation Agent, whose
                                                determination shall be
                                                conclusive in the absence of
                                                manifest error. A distribution
                                                on IBM Stock described in
                                                clause (i), (iv) or (v) of the
                                                first sentence of paragraph 5
                                                below shall cause an adjustment
                                                to the Exchange Factor pursuant
                                                only to clause (i), (iv) or (v)
                                                of the first sentence of
                                                paragraph 5, as applicable.

                                                5. Any of the following shall
                                                constitute a Reorganization
                                                Event: (i) IBM Stock is
                                                reclassified or changed,
                                                including, without limitation,
                                                as a result of the issuance of
                                                any tracking stock by IBM, (ii)
                                                IBM has been subject to any
                                                merger, combination or
                                                consolidation and is not the
                                                surviving entity, (iii) IBM
                                                completes a statutory exchange
                                                of securities with another
                                                corporation (other than
                                                pursuant to clause (ii) above),
                                                (iv) IBM is liquidated, (v) IBM
                                                issues to all of its
                                                shareholders equity securities
                                                of an issuer other than IBM
                                                (other than in a transaction
                                                described in clause (ii), (iii)
                                                or (iv) above) (a "spinoff
                                                stock") or (vi) IBM Stock is
                                                the subject of a tender or
                                                exchange offer or going private
                                                transaction on all of the
                                                outstanding shares. If any
                                                Reorganization Event occurs, in
                                                each case as a result of which
                                                the holders of IBM Stock
                                                receive any equity security
                                                listed on a national securities
                                                exchange or traded on The
                                                Nasdaq National Market (a
                                                "Marketable Security"), other
                                                securities or other property,
                                                assets or cash (collectively
                                                "Exchange Property"), the
                                                amount payable upon exchange at
                                                maturity with respect to the
                                                $84.61 principal amount of each
                                                PERQS following the effective
                                                date for such Reorganization
                                                Event (or, if applicable, in
                                                the case of spinoff stock, the
                                                ex-dividend date for the
                                                distribution of such spinoff
                                                stock) will be based on the
                                                following:

                                                (a) if IBM Stock continues to
                                                be outstanding, IBM Stock (if
                                                applicable, as reclassified
                                                upon the issuance of any
                                                tracking stock) at the Exchange
                                                Factor on the Valuation Date
                                                (taking into account any
                                                adjustments for any
                                                distributions described under
                                                clause (c)(i) below); and

                                                (b) for each Marketable
                                                Security received in such
                                                Reorganization Event (each a
                                                "New Stock"), including the
                                                issuance of any tracking stock
                                                or spinoff stock or the receipt
                                                of any stock received in
                                                exchange for IBM Stock, the
                                                number of shares of the New
                                                Stock received with respect to
                                                one share of IBM Stock
                                                multiplied by the Exchange
                                                Factor for IBM Stock on the
                                                Trading Day immediately prior
                                                to the effective date of the
                                                Reorganization Event (the "New
                                                Stock Exchange Factor"), as
                                                adjusted to the Valuation Date
                                                (taking into account any
                                                adjustments for distributions
                                                described under clause (c)(i)
                                                below); and

                                                (c) for any cash and any other
                                                property or securities other
                                                than Marketable Securities
                                                received in such Reorganization
                                                Event (the "Non-Stock Exchange
                                                Property"),

                                                   (i) if the combined value of
                                                   the amount of Non-Stock
                                                   Exchange Property received
                                                   per share of IBM Stock, as
                                                   determined by the
                                                   Calculation Agent in its
                                                   sole discretion on the
                                                   effective date of such
                                                   Reorganization Event (the
                                                   "Non-Stock Exchange Property
                                                   Value"), by holders of IBM
                                                   Stock is less than 25% of
                                                   the Closing Price of IBM
                                                   Stock on the Trading Day
                                                   immediately prior to the
                                                   effective date of such
                                                   Reorganization Event, a
                                                   number of shares of IBM
                                                   Stock, if applicable, and of
                                                   any New Stock received in
                                                   connection with such
                                                   Reorganization Event, if
                                                   applicable, in proportion to
                                                   the relative Closing Prices
                                                   of IBM Stock and any such
                                                   New Stock, and with an
                                                   aggregate value equal to the
                                                   Non-Stock Exchange Property
                                                   Value multiplied by the
                                                   Exchange Factor in effect
                                                   for IBM Stock on the Trading
                                                   Day immediately prior to the
                                                   effective date of such
                                                   Reorganization Event, based
                                                   on such Closing Prices, in
                                                   each case as determined by
                                                   the Calculation Agent in its
                                                   sole discretion on the
                                                   effective date of such
                                                   Reorganization Event; and
                                                   the number of such shares of
                                                   IBM Stock or any New Stock
                                                   determined in accordance
                                                   with this clause (c)(i) will
                                                   be added at the time of such
                                                   adjustment to the Exchange
                                                   Factor in subparagraph (a)
                                                   above and/or the New Stock
                                                   Exchange Factor in
                                                   subparagraph (b) above, as
                                                   applicable, or

                                                   (ii) if the Non-Stock
                                                   Exchange Property Value is
                                                   equal to or exceeds 25% of
                                                   the Closing Price of IBM
                                                   Stock on the Trading Day
                                                   immediately prior to the
                                                   effective date relating to
                                                   such Reorganization Event
                                                   or, if IBM Stock is
                                                   surrendered exclusively for
                                                   Non-Stock Exchange Property
                                                   (in each case, a "Reference
                                                   Basket Event"), an initially
                                                   equal-dollar weighted basket
                                                   of three Reference

                                                   Basket Stocks (as defined
                                                   below) with an aggregate
                                                   value on the effective date
                                                   of such Reorganization Event
                                                   equal to the Non-Stock
                                                   Exchange Property Value
                                                   multiplied by the Exchange
                                                   Factor in effect for IBM
                                                   Stock on the Trading Day
                                                   immediately prior to the
                                                   effective date of such
                                                   Reorganization Event. The
                                                   "Reference Basket Stocks"
                                                   will be the three stocks
                                                   with the largest market
                                                   capitalization among the
                                                   stocks that then comprise
                                                   the S&P 500 Index (or, if
                                                   publication of such index is
                                                   discontinued, any successor
                                                   or substitute index selected
                                                   by the Calculation Agent in
                                                   its sole discretion) with
                                                   the same primary Standard
                                                   Industrial Classification
                                                   Code ("SIC Code") as IBM;
                                                   provided, however, that a
                                                   Reference Basket Stock will
                                                   not include any stock that
                                                   is subject to a trading
                                                   restriction under the
                                                   trading restriction policies
                                                   of Morgan Stanley or any of
                                                   its affiliates that would
                                                   materially limit the ability
                                                   of Morgan Stanley or any of
                                                   its affiliates to hedge the
                                                   PERQS with respect to such
                                                   stock (a "Hedging
                                                   Restriction"); provided
                                                   further that, if three
                                                   Reference Basket Stocks
                                                   cannot be identified from
                                                   the S&P 500 Index by primary
                                                   SIC Code for which a Hedging
                                                   Restriction does not exist,
                                                   the remaining Reference
                                                   Basket Stock(s) will be
                                                   selected by the Calculation
                                                   Agent from the largest
                                                   market capitalization
                                                   stock(s) within the same
                                                   Division and Major Group
                                                   classification (as defined
                                                   by the Office of Management
                                                   and Budget) as the primary
                                                   SIC Code for IBM. Each
                                                   Reference Basket Stock will
                                                   be assigned a Basket Stock
                                                   Exchange Factor equal to the
                                                   number of shares of such
                                                   Reference Basket Stock with
                                                   a Closing Price on the
                                                   effective date of such
                                                   Reorganization Event equal
                                                   to the product of (a) the
                                                   Non-Stock Exchange Property
                                                   Value, (b) the Exchange
                                                   Factor for IBM Stock on the
                                                   Trading Day immediately
                                                   prior to the effective date
                                                   of such Reorganization Event
                                                   and (c) 0.3333333.

                                                Following the allocation of any
                                                Extraordinary Dividend to
                                                Reference Basket Stocks
                                                pursuant to paragraph 4 above
                                                or any Reorganization Event
                                                described in this paragraph 5,
                                                the amount payable upon
                                                exchange at maturity with
                                                respect to the $84.61 principal
                                                amount of each PERQS will be:

                                                     (x)  if applicable, IBM
                                                          Stock at the Exchange
                                                          Factor then in effect
                                                          times the Exchange
                                                          Ratio; and

                                                     (y)  if applicable, for
                                                          each New Stock, such
                                                          New Stock at the New
                                                          Stock Exchange Factor
                                                          then in effect for
                                                          such New Stock times
                                                          the Exchange Ratio;
                                                          and

                                                     (z)  if applicable, for
                                                          each Reference Basket
                                                          Stock, such Reference
                                                          Basket Stock at the
                                                          Basket Stock Exchange
                                                          Factor then in effect
                                                          for such Reference
                                                          Basket Stock times
                                                          the Exchange Ratio.

                                                In each case, the applicable
                                                Exchange Factor (including for
                                                this purpose, any New Stock
                                                Exchange Factor or Basket Stock
                                                Exchange Factor) will be
                                                determined by the Calculation
                                                Agent on the Valuation Date.

                                                6. No adjustments to the
                                                Exchange Factor will be
                                                required other than those
                                                specified above. The
                                                adjustments specified above do
                                                not cover all of the events
                                                that could affect the Closing
                                                Price of IBM Stock, including,
                                                without limitation, a partial
                                                tender offer or exchange offer
                                                for IBM Stock. The Calculation
                                                Agent may, in its sole
                                                discretion, make additional
                                                changes to the Exchange Factor
                                                upon the occurrence of
                                                corporate or other similar
                                                events that affect or could
                                                potentially affect market
                                                prices of, or shareholders'
                                                rights in, IBM Stock (or other
                                                Exchange Property), but only to
                                                reflect such changes, and not
                                                with the aim of changing
                                                relative investment risk. There
                                                may be corporate or other
                                                similar events that could
                                                affect the Closing Price of IBM
                                                Stock for which the Calculation
                                                Agent will not adjust the
                                                Exchange Factor.

                                                Notwithstanding the foregoing,
                                                the amount payable by us at
                                                maturity with respect to each
                                                PERQS, determined as of the
                                                Valuation Date, will not under
                                                any circumstances exceed a
                                                number of shares of IBM Stock
                                                (or other Exchange Property)
                                                having a market value of $93.07
                                                as of the Valuation Date.

                                                For purposes of paragraph 5
                                                above, in the case of a
                                                consummated tender or exchange
                                                offer or going-private
                                                transaction involving Exchange
                                                Property of a particular type,
                                                Exchange Property shall be
                                                deemed to include the amount of
                                                cash or other property paid by
                                                the offeror in the tender or
                                                exchange offer with respect to
                                                such Exchange Property (in an
                                                amount determined on the basis
                                                of the rate of exchange in such
                                                tender or exchange offer or
                                                going-private transaction). In
                                                the event of a tender or
                                                exchange offer or a
                                                going-private transaction with
                                                respect to Exchange Property in
                                                which an offeree may elect to
                                                receive cash or other property,
                                                Exchange Property shall be
                                                deemed to include the kind and
                                                amount of cash and other
                                                property received by offerees
                                                who elect to receive cash.

                                                Following the occurrence of any
                                                Reorganization Event referred
                                                to in paragraphs 4 or 5 above,
                                                (i) references to "IBM Stock"
                                                under "--No Fractional Shares,"
                                                "--Closing Price" and "--Market
                                                Disruption Event" shall be
                                                deemed to also refer to any New
                                                Stock or Reference Basket
                                                Stock, and (ii) all other
                                                references in this pricing
                                                supplement to "IBM Stock" shall
                                                be deemed to refer to the
                                                Exchange Property into which
                                                the PERQS are thereafter
                                                exchangeable and references to
                                                a "share" or "shares" of IBM
                                                Stock shall be deemed to refer
                                                to the applicable unit or units
                                                of such Exchange Property,
                                                including any New Stock or
                                                Reference Basket Stock, unless
                                                the context otherwise requires.
                                                The New Stock Exchange
                                                Factor(s) or Basket Stock
                                                Exchange Factors resulting from
                                                any Reorganization Event
                                                described in paragraph 5 above
                                                or similar adjustment under
                                                paragraph 4 above shall be
                                                subject to the adjustments set
                                                forth in paragraphs 1 through 6
                                                hereof.

                                                If a Reference Basket Event
                                                occurs, we shall, or shall
                                                cause the Calculation Agent to,
                                                provide written notice to the
                                                Trustee at its New York office,
                                                on which notice the Trustee may
                                                conclusively rely, and to DTC
                                                of the occurrence of such
                                                Reference Basket Event and of
                                                the three Reference Basket
                                                Stocks selected as promptly as
                                                possible and in no event later
                                                than five Business Days after
                                                the date of the Reference
                                                Basket Event.

                                                No adjustment to the Exchange
                                                Factor (including for this
                                                purpose any New Stock Exchange
                                                Factor or Basket Stock Exchange
                                                Factor) will be required unless
                                                such adjustment would require a
                                                change of at least 0.1% in the
                                                Exchange Factor then in effect.
                                                The Exchange Factor resulting
                                                from any of the adjustments
                                                specified above will be rounded
                                                to the nearest one
                                                hundred-thousandth, with five
                                                one-millionths rounded upward.
                                                Adjustments to the Exchange
                                                Factor will be made up to the
                                                close of business on the
                                                Valuation Date.

                                                The Calculation Agent shall be
                                                solely responsible for the
                                                determination and calculation
                                                of any adjustments to the
                                                Exchange Factor or method of
                                                calculating the Exchange Ratio
                                                and of any related
                                                determinations and calculations
                                                with respect to any
                                                distributions of stock, other
                                                securities or other property or
                                                assets (including cash) in
                                                connection with any corporate
                                                event described in paragraphs 1
                                                through 5 above, and its
                                                determinations and calculations
                                                with respect thereto shall be
                                                conclusive in the absence of
                                                manifest error.

                                                The Calculation Agent will
                                                provide information as to any
                                                adjustments to the Exchange
                                                Factor or to the method of
                                                calculating the amount payable
                                                upon exchange at maturity of
                                                the PERQS in accordance with
                                                paragraphs 4 or 5 above upon
                                                written request by any investor
                                                in the PERQS.

Market Disruption Event.......................  "Market Disruption Event"
                                                means, with respect to IBM
                                                Stock:

                                                   (i) a suspension, absence or
                                                   material limitation of
                                                   trading of IBM Stock on the
                                                   primary market for IBM Stock
                                                   for more than two hours of
                                                   trading or during the
                                                   one-half hour period
                                                   preceding the close of the
                                                   principal trading session in
                                                   such market; or a breakdown
                                                   or failure in the price and
                                                   trade reporting systems of
                                                   the primary market for IBM
                                                   Stock as a result of which
                                                   the reported trading prices
                                                   for IBM Stock during the
                                                   last one-half hour preceding
                                                   the close of the principal
                                                   trading session in such
                                                   market are materially
                                                   inaccurate; or the
                                                   suspension, absence or
                                                   material limitation of
                                                   trading on the primary
                                                   market for trading in
                                                   options contracts related to
                                                   IBM Stock, if available,
                                                   during the one-half hour
                                                   period preceding the close
                                                   of the principal trading
                                                   session in the applicable
                                                   market, in each case as
                                                   determined by the
                                                   Calculation Agent in its
                                                   sole discretion; and

                                                   (ii) a determination by the
                                                   Calculation Agent in its
                                                   sole discretion that any
                                                   event described in clause
                                                   (i) above materially
                                                   interfered with our ability
                                                   or the ability of any of
                                                   its affiliates to unwind or
                                                   adjust all or a material
                                                   portion of the hedge with
                                                   respect to the PERQS.

                                                For purposes of determining
                                                whether a Market Disruption
                                                Event has occurred: (1) a
                                                limitation on the hours or
                                                number of days of trading will
                                                not constitute a Market
                                                Disruption Event if it results
                                                from an announced change in the
                                                regular business hours of the
                                                relevant exchange, (2) a
                                                decision to permanently
                                                discontinue trading in the
                                                relevant options contract will
                                                not constitute a Market
                                                Disruption Event, (3)
                                                limitations pursuant to NYSE
                                                Rule 80A (or any applicable
                                                rule or regulation enacted or
                                                promulgated by the NYSE, any
                                                other self-regulatory
                                                organization or the Securities
                                                and Exchange Commission (the
                                                "Commission") of scope similar
                                                to NYSE Rule 80A as determined
                                                by the Calculation Agent) on
                                                trading during significant
                                                market fluctuations shall
                                                constitute a suspension,
                                                absence or material limitation
                                                of trading, (4) a suspension of
                                                trading in options contracts on
                                                IBM Stock by the primary
                                                securities market trading in
                                                such options, if available, by
                                                reason of (x) a price change
                                                exceeding limits set by such
                                                securities exchange or market,
                                                (y) an imbalance of orders
                                                relating to such contracts or
                                                (z) a disparity in bid and ask
                                                quotes relating to such
                                                contracts will constitute a
                                                suspension, absence or material
                                                limitation of trading in
                                                options contracts related to
                                                IBM Stock and (5) a suspension,
                                                absence or material limitation
                                                of trading on the primary
                                                securities market on which
                                                options contracts related to
                                                IBM Stock are traded will not
                                                include any time when such
                                                securities market is itself
                                                closed for trading under
                                                ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of Default..............  In case an event of default with respect to the PERQS shall
                                                have occurred and be
                                                continuing, the amount declared
                                                due and payable per PERQS upon
                                                any acceleration of the PERQS
                                                (an "Event of Default
                                                Acceleration") shall be
                                                determined by the Calculation
                                                Agent and shall be an amount in
                                                cash equal to the product of
                                                (i) the Closing Price of IBM
                                                Stock (and/or the value of any
                                                Exchange Property) as of the
                                                date of such acceleration, (ii)
                                                the Exchange Ratio, adjusted as
                                                if such date were the Valuation
                                                Date, and (iii) the Exchange
                                                Factor as of the date of
                                                acceleration, plus accrued but
                                                unpaid interest to but
                                                excluding the date of
                                                acceleration.

IBM Stock; Public Information.................  IBM is an information technology company, a business
                                                and technology services
                                                company, a consulting services
                                                organization, an information
                                                technology research
                                                organization, and a financier
                                                of information technology. IBM
                                                Stock is registered under the
                                                Exchange Act. Companies with
                                                securities registered under the
                                                Exchange Act are required to
                                                file periodically certain
                                                financial and other information
                                                specified by the Commission.
                                                Information provided to or
                                                filed with the Commission can
                                                be inspected and copied at the
                                                public reference facilities
                                                maintained by the Commission at
                                                Room 1024, 450 Fifth Street,
                                                N.W., Washington, D.C. 20549,
                                                and copies of such material can
                                                be obtained from the Public
                                                Reference Section of the
                                                Commission, 450 Fifth Street,
                                                N.W., Washington, D.C. 20549,
                                                at prescribed rates. In
                                                addition, information provided
                                                to or filed with the Commission
                                                electronically can be accessed
                                                through a website maintained by
                                                the Commission. The address of
                                                the Commission's website is
                                                http://www.sec.gov. Information
                                                provided to or filed with the
                                                Commission by IBM pursuant to
                                                the Exchange Act can be located
                                                by reference to Commission file
                                                number 1-2360. In addition,
                                                information regarding IBM may
                                                be obtained from other sources
                                                including, but not limited to,
                                                press releases, newspaper
                                                articles and other publicly
                                                disseminated documents. We make
                                                no representation or warranty
                                                as to the accuracy or
                                                completeness of such
                                                information.

                                                This pricing supplement relates
                                                only to the PERQS offered
                                                hereby and does not relate to
                                                IBM Stock or other securities
                                                of IBM. We have derived all
                                                disclosures contained in this
                                                pricing supplement regarding
                                                IBM from the publicly available
                                                documents described in the
                                                preceding paragraph. In
                                                connection with the offering of
                                                the PERQS, neither we nor the
                                                Agent has participated in the
                                                preparation of such documents
                                                or made any due diligence
                                                inquiry with respect to IBM in
                                                connection with the offering of
                                                the PERQS. Neither we nor the
                                                Agent makes any representation
                                                that such publicly available
                                                documents or any other publicly
                                                available information regarding
                                                IBM is accurate or complete.
                                                Furthermore, we cannot give any
                                                assurance that all events
                                                occurring prior to the date
                                                hereof (including events that
                                                would affect the accuracy or
                                                completeness of the publicly
                                                available documents described
                                                in the preceding paragraph)
                                                that would affect the trading
                                                price of IBM Stock (and
                                                therefore the price of IBM
                                                Stock at the time we priced the
                                                PERQS and the Cap Price) have
                                                been publicly disclosed.
                                                Subsequent disclosure of any
                                                such events or the disclosure
                                                of or failure to disclose
                                                material future events
                                                concerning IBM could affect the
                                                value received at maturity with
                                                respect to the PERQS and
                                                therefore the trading prices of
                                                the PERQS.

                                                Neither we nor any of our
                                                affiliates makes any
                                                representation to you as to the
                                                performance of IBM Stock.

                                                We and/or our affiliates may
                                                presently or from time to time
                                                engage in business with IBM,
                                                including extending loans to,
                                                or making equity investments
                                                in, IBM or providing advisory
                                                services to IBM, including
                                                merger and acquisition advisory
                                                services. In the course of such
                                                business, we and/or our
                                                affiliates may acquire
                                                non-public information with
                                                respect to IBM, and neither we
                                                nor any of our affiliates
                                                undertakes to disclose any such
                                                information to you. In
                                                addition, one or more of our
                                                affiliates may publish research
                                                reports with respect to IBM,
                                                and the reports may or may not
                                                recommend that investors buy or
                                                hold IBM Stock. The statements
                                                in the preceding two sentences
                                                are not intended to affect the
                                                rights of investors in the
                                                PERQS under the securities
                                                laws. As a prospective
                                                purchaser of a PERQS, you
                                                should undertake an independent
                                                investigation of IBM as in your
                                                judgment is appropriate to make
                                                an informed decision with
                                                respect to an investment in IBM
                                                Stock.

Historical Information........................  The following table sets forth the published high and low
                                                Closing Prices of IBM Stock
                                                during 2001, 2002, 2003 and
                                                2004 through August 10, 2004.
                                                The Closing Price of IBM Stock
                                                on August 10, 2004 was $84.99.
                                                We obtained the Closing Prices
                                                and other information below
                                                from Bloomberg Financial
                                                Markets, without independent
                                                verification. You should not
                                                take the historical prices of
                                                IBM Stock as an indication of
                                                future performance. The price
                                                of IBM Stock may decrease so
                                                that at maturity you will
                                                receive an amount of IBM Stock
                                                worth less than the principal
                                                amount of the PERQS. We cannot
                                                give you any assurance that the
                                                price of IBM Stock will
                                                increase so that at maturity
                                                you will receive an amount of
                                                IBM Stock worth more than the
                                                principal amount of the PERQS.
                                                Because your return is linked
                                                to the Closing Price of IBM
                                                Stock on the Valuation Date,
                                                there is no guaranteed return
                                                of principal. To the extent
                                                that the Maturity Price of IBM
                                                Stock is less than the Issue
                                                Price of the PERQS and the
                                                shortfall is not offset by the
                                                coupon paid on the PERQS, you
                                                will lose money on your
                                                investment.

                                                          IBM Stock              High          Low       Dividends
                                                          ---------              ----          ---       ---------
                                                 (CUSIP 459200101)
                                                 2001
                                                 First Quarter...........     $ 116.91      $ 84.81       $  .13
                                                 Second Quarter..........       119.52        90.40          .14
                                                 Third Quarter...........       114.35        90.00          .14
                                                 Fourth Quarter..........       123.89        92.71          .14
                                                 2002
                                                 First Quarter...........       125.60        96.38          .14
                                                 Second Quarter..........       102.86        68.60          .15
                                                 Third Quarter...........        82.49        58.39          .15
                                                 Fourth Quarter..........        87.70        55.07          .15
                                                 2003
                                                 First Quarter...........        88.58        75.18          .15
                                                 Second Quarter..........        89.98        78.71          .16
                                                 Third Quarter...........        93.28        79.75          .16
                                                 Fourth Quarter..........        93.98        88.15          .16
                                                 2004
                                                 First Quarter...........       100.19        89.70          .16
                                                 Second Quarter..........        94.20        85.53          .18
                                                 Third Quarter (through
                                                    August 10, 2004).....        87.50        83.48          .18

                                                We make no representation as to
                                                the amount of dividends, if
                                                any, that IBM will pay in the
                                                future. In any event, as an
                                                investor in the PERQS, you will
                                                not be entitled to receive
                                                dividends, if any, that may be
                                                payable on IBM Stock.

Use of Proceeds and Hedging...................  The net proceeds we receive from the sale of the PERQS will
                                                be used for general corporate
                                                purposes and, in part, by us in
                                                connection with hedging our
                                                obligations under the PERQS
                                                through one or more of our
                                                subsidiaries. The original
                                                issue price of the PERQS
                                                includes the Agent's
                                                commissions (as shown on the
                                                cover page of this pricing
                                                supplement) paid with respect
                                                to the PERQS and the cost of
                                                hedging our obligations under
                                                the PERQS. The cost of hedging
                                                includes the projected profit
                                                that our subsidiaries expect to
                                                realize in consideration for
                                                assuming the risks inherent in
                                                managing the hedging
                                                transactions. Since
                                                hedging our obligations entails
                                                risk and may be influenced by
                                                market forces beyond our or our
                                                subsidiaries' control, such
                                                hedging may result in a profit
                                                that is more or less than
                                                initially projected, or could
                                                result in a loss. See also "Use
                                                of Proceeds" in the
                                                accompanying prospectus.

                                                On or prior to the date of this
                                                pricing supplement, we, through
                                                our subsidiaries or others,
                                                hedged our anticipated exposure
                                                in connection with the PERQS by
                                                taking positions in IBM Stock.
                                                Such purchase activity could
                                                potentially have increased the
                                                price of IBM Stock and,
                                                accordingly, potentially have
                                                increased the issue price of
                                                the PERQS, and, therefore, the
                                                price at which IBM Stock must
                                                close before you would receive
                                                at maturity an amount of IBM
                                                Stock worth as much as or more
                                                than the principal amount of
                                                the PERQS. In addition, through
                                                our subsidiaries, we are likely
                                                to modify our hedge position
                                                throughout the life of the
                                                PERQS by purchasing and selling
                                                IBM Stock, options contracts on
                                                IBM Stock listed on major
                                                securities markets or positions
                                                in any other available
                                                securities or instruments that
                                                we may wish to use in
                                                connection with such hedging
                                                activities. We cannot give any
                                                assurance that our hedging
                                                activities will not affect the
                                                price of IBM Stock and,
                                                therefore, adversely affect the
                                                value of the PERQS or the
                                                payment you will receive at
                                                maturity or upon any
                                                acceleration of the PERQS.

Supplemental Information Concerning
  Plan of Distribution........................  Under the terms and subject to the conditions contained in the
                                                U.S. distribution agreement
                                                referred to in the prospectus
                                                supplement under "Plan of
                                                Distribution," the Agent,
                                                acting as principal for its own
                                                account, has agreed to
                                                purchase, and we have agreed to
                                                sell, the principal amount of
                                                PERQS set forth on the cover of
                                                this pricing supplement. The
                                                Agent proposes initially to
                                                offer the PERQS directly to the
                                                public at the public offering
                                                price set forth on the cover
                                                page of this pricing supplement
                                                plus accrued interest, if any,
                                                from the Original Issue Date.
                                                The Agent may allow a
                                                concession not in excess of
                                                $.12692 per PERQS to other
                                                dealers. After the initial
                                                offering of the PERQS, the
                                                Agent may vary the offering
                                                price and other selling terms
                                                from time to time.

                                                We expect to deliver the PERQS
                                                against payment therefor in New
                                                York, New York on August 17,
                                                2004, which will be the fifth
                                                Business Day following the date
                                                of this pricing supplement and
                                                of the pricing of the PERQS.
                                                Under Rule 15c6-1 of the
                                                Exchange Act, trades in the
                                                secondary market generally are
                                                required to settle in three
                                                Business Days, unless the
                                                parties to any such trade
                                                expressly agree otherwise.
                                                Accordingly, purchasers who
                                                wish to trade PERQS on the date
                                                of pricing or the next
                                                succeeding Business Day will be
                                                required, by virtue of the fact
                                                that the PERQS initially will
                                                settle in five Business Days
                                                (T+5), to specify alternative
                                                settlement arrangements to
                                                prevent a failed settlement.

                                                In order to facilitate the
                                                offering of the PERQS, the
                                                Agent may engage in
                                                transactions that stabilize,
                                                maintain or otherwise affect
                                                the price of the PERQS or IBM
                                                Stock. Specifically, the Agent
                                                may sell more PERQS than it is
                                                obligated to purchase in
                                                connection with the offering,
                                                creating a naked short position
                                                in the PERQS for its own
                                                account. The Agent must close
                                                out any naked short position by
                                                purchasing the PERQS in the
                                                open market. A naked short
                                                position is more likely to be
                                                created if the Agent is
                                                concerned that there may be
                                                downward pressure on the price
                                                of the PERQS in the open market
                                                after pricing that could
                                                adversely affect investors who
                                                purchase in the offering. As an
                                                additional means of
                                                facilitating the offering, the
                                                Agent may bid for, and
                                                purchase, PERQS or IBM Stock in
                                                the open market to stabilize
                                                the price of the PERQS. Any of
                                                these activities may raise or
                                                maintain the market price of
                                                the PERQS above independent
                                                market levels or prevent or
                                                retard a decline in the market
                                                price of the PERQS. The Agent
                                                is not required to engage in
                                                these activities, and may end
                                                any of these activities at any
                                                time. An affiliate of the Agent
                                                has entered into a hedging
                                                transaction with us in
                                                connection with this offering
                                                of PERQS. See "--Use of
                                                Proceeds and Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies.....................  Each fiduciary of a pension, profit-sharing or other
                                                employee benefit plan subject
                                                to the Employee Retirement
                                                Income Security Act of 1974, as
                                                amended ("ERISA"), (a "Plan")
                                                should consider the fiduciary
                                                standards of ERISA in the
                                                context of the Plan's
                                                particular circumstances before
                                                authorizing an investment in
                                                the PERQS. Accordingly, among
                                                other factors, the fiduciary
                                                should consider whether the
                                                investment would satisfy the
                                                prudence and diversification
                                                requirements of ERISA and would
                                                be consistent with the
                                                documents and instruments
                                                governing the Plan.

                                                In addition, we and certain of
                                                our subsidiaries and
                                                affiliates, including MS & Co.
                                                and Morgan Stanley DW Inc.
                                                (formerly Dean Witter Reynolds
                                                Inc.) ("MSDWI"), may each be
                                                considered a "party in
                                                interest" within the meaning of
                                                ERISA, or a "disqualified
                                                person" within the meaning of
                                                the Internal Revenue Code of
                                                1986, as amended (the "Code"),
                                                with respect to many Plans, as
                                                well as many individual
                                                retirement accounts and Keogh
                                                plans (also "Plans").
                                                Prohibited transactions within
                                                the meaning of ERISA or the
                                                Code would likely arise, for
                                                example, if the PERQS are
                                                acquired by or with the assets
                                                of a Plan with respect to which
                                                MS & Co., MSDWI or any of their
                                                affiliates is a service
                                                provider, unless the PERQS are
                                                acquired pursuant to an
                                                exemption from the "prohibited
                                                transaction" rules. A violation
                                                of these "prohibited
                                                transaction" rules may result
                                                in an excise tax or other
                                                liabilities under ERISA and/or
                                                Section 4975 of the Code for
                                                such persons, unless exemptive
                                                relief is available under an
                                                applicable statutory or
                                                administrative exemption.

                                                The U.S. Department of Labor
                                                has issued five prohibited
                                                transaction class exemptions
                                                ("PTCEs") that may provide
                                                exemptive relief for direct or
                                                indirect prohibited
                                                transactions resulting from the
                                                purchase or holding of the
                                                PERQS. Those class exemptions
                                                are PTCE 96-23 (for certain
                                                transactions determined by
                                                in-house asset managers), PTCE
                                                95-60 (for certain transactions
                                                involving insurance company
                                                general accounts), PTCE 91-38
                                                (for certain transactions
                                                involving bank collective
                                                investment funds), PTCE 90-1
                                                (for certain transactions
                                                involving insurance company
                                                separate accounts) and PTCE
                                                84-14 (for certain transactions
                                                determined by independent
                                                qualified asset managers).

                                                Because we may be considered a
                                                party in interest with respect
                                                to many Plans, the PERQS may
                                                not be purchased or held by any
                                                Plan, any entity whose
                                                underlying assets include "plan
                                                assets" by reason of any Plan's
                                                investment in the entity (a
                                                "Plan Asset Entity") or any
                                                person investing "plan assets"
                                                of any Plan, unless such
                                                purchaser or investor is
                                                eligible for exemptive relief,
                                                including relief available
                                                under PTCE 96-23, 95-60, 91-38,
                                                90-1 or 84-14 or such purchase
                                                and holding is otherwise not
                                                prohibited. Any purchaser,
                                                including any fiduciary
                                                purchasing on behalf of a Plan,
                                                or investor in the PERQS will
                                                be deemed to have represented,
                                                in its corporate and fiduciary
                                                capacity, by its purchase and
                                                holding thereof that it either
                                                (a) is not a Plan or a Plan
                                                Asset Entity and is not
                                                purchasing such securities on
                                                behalf of or with "plan assets"
                                                of any Plan or (b) is eligible
                                                for exemptive relief or such
                                                purchase or holding is not
                                                prohibited by ERISA or Section
                                                4975 of the Code.

                                                Under ERISA, assets of a Plan
                                                may include assets held in the
                                                general account of an insurance
                                                company which has issued an
                                                insurance policy to such plan
                                                or assets of an entity in which
                                                the Plan has invested.
                                                Accordingly, insurance company
                                                general accounts that include
                                                assets of a Plan must ensure
                                                that one of the foregoing
                                                exemptions is available. Due to
                                                the complexity of these rules
                                                and the penalties that may be
                                                imposed upon persons involved
                                                in non-exempt prohibited
                                                transactions, it is
                                                particularly important that
                                                fiduciaries or other persons
                                                considering purchasing the
                                                PERQS on behalf of or with
                                                "plan assets" of any Plan
                                                consult with their counsel
                                                regarding the availability of
                                                exemptive relief under PTCE
                                                96-23, 95-60, 91-38, 90-1 or
                                                84-14.

                                                Certain plans that are not
                                                subject to ERISA, including
                                                plans maintained by state and
                                                local governmental entities,
                                                are nonetheless subject to
                                                investment restrictions under
                                                the terms of applicable local
                                                law. Such restrictions may
                                                preclude the purchase of the
                                                PERQS.

                                                In addition to considering the
                                                consequences of holding the
                                                PERQS, employee benefit plans
                                                subject to ERISA (or insurance
                                                companies deemed to be
                                                investing ERISA plan assets)
                                                purchasing the PERQS should
                                                also consider the possible
                                                implications of owning IBM
                                                Stock upon exchange of the
                                                PERQS at maturity. Purchasers
                                                of the PERQS have exclusive
                                                responsibility for ensuring
                                                that their purchase and holding
                                                of the PERQS do not violate the
                                                prohibited transaction rules of
                                                ERISA or the Code, or any
                                                requirements applicable to
                                                government or other benefit
                                                plans that are not subject to
                                                ERISA or the Code.

United States Federal Income Taxation.........  The following summary is based on the advice of Davis Polk &
                                                Wardwell, our special tax
                                                counsel ("Tax Counsel"), and is
                                                a general discussion of the
                                                principal potential U.S.
                                                federal income tax consequences
                                                to initial investors in the
                                                PERQS purchasing the

                                                PERQS at the Issue Price, who
                                                will hold the PERQS as capital
                                                assets within the meaning of
                                                Section 1221 of the Code. This
                                                summary is based on the Code,
                                                administrative pronouncements,
                                                judicial decisions and
                                                currently effective and
                                                proposed Treasury regulations,
                                                changes to any of which
                                                subsequent to the date of this
                                                pricing supplement may affect
                                                the tax consequences described
                                                herein. This summary does not
                                                address all aspects of U.S.
                                                federal income taxation that
                                                may be relevant to a particular
                                                investor in light of the
                                                investor's individual
                                                circumstances or to certain
                                                types of investors subject to
                                                special treatment under the
                                                U.S. federal income tax laws
                                                (e.g., taxpayers who are not
                                                U.S. Holders, as defined below
                                                (except as pertains to the
                                                withholding tax), certain
                                                financial institutions,
                                                tax-exempt organizations,
                                                dealers and certain traders in
                                                options or securities,
                                                partnerships or other entities
                                                classified as partnerships, or
                                                persons who hold a PERQS as a
                                                part of a hedging transaction,
                                                straddle, conversion or other
                                                integrated transaction). As the
                                                law applicable to the U.S.
                                                federal income taxation of
                                                instruments such as the PERQS
                                                is technical and complex, the
                                                discussion below necessarily
                                                represents only a general
                                                summary. Moreover, the effect
                                                of any applicable state, local
                                                or foreign tax laws is not
                                                discussed. Additionally, except
                                                as pertains to the withholding
                                                tax described below under
                                                "--Non-U.S. Holders," the
                                                effect of the U.S. federal tax
                                                laws, including the effect of
                                                the U.S. federal estate tax
                                                laws, on an investment in the
                                                PERQS by non-U.S. Holders is
                                                not discussed.

                                                General

                                                Pursuant to the terms of the
                                                PERQS and subject to the
                                                discussion below under
                                                "--Non-U.S. Holders," we and
                                                every investor in the PERQS
                                                agree (in the absence of an
                                                administrative determination or
                                                judicial ruling to the
                                                contrary) to characterize a
                                                PERQS for all tax purposes as
                                                an investment unit consisting
                                                of the following components
                                                (the "Components"): (i) a
                                                contract (the "Forward
                                                Contract") that requires an
                                                investor in a PERQS to purchase
                                                and us to sell, for an amount
                                                equal to the Issue Price (the
                                                "Forward Price"), IBM Stock at
                                                maturity and (ii) a deposit
                                                with us of a fixed amount of
                                                cash, equal to the Issue Price,
                                                to secure the investor's
                                                obligation to purchase IBM
                                                Stock (the "Deposit"), which
                                                Deposit bears a monthly
                                                compounded yield of 2.327% per
                                                annum, which yield is based on
                                                our cost of borrowing. Under
                                                this characterization, less
                                                than the full monthly payments
                                                on the PERQS will be
                                                attributable to the yield on
                                                the Deposit. Accordingly, the
                                                excess of the monthly payments
                                                on the PERQS over the portion
                                                of those payments attributable
                                                to the yield on the Deposit
                                                will represent payments
                                                attributable to the investors'
                                                entry into the Forward Contract
                                                (the "Contract Fees").
                                                Furthermore, based on our
                                                determination of the relative
                                                fair market values of the
                                                Components at the time of
                                                issuance of the PERQS, we will
                                                allocate 100% of the Issue
                                                Price of the PERQS to the
                                                Deposit and none to the Forward
                                                Contract. Our allocation of the
                                                Issue Price among the
                                                Components will be binding on
                                                investors in the PERQS, unless
                                                an investor timely and
                                                explicitly discloses to the IRS
                                                that its allocation is
                                                different from ours. The
                                                treatment of the PERQS
                                                described above and our
                                                allocation are
                                                not, however, binding on the
                                                IRS or the courts. No
                                                statutory, judicial or
                                                administrative authority
                                                directly addresses the
                                                characterization of the PERQS
                                                or instruments similar to the
                                                PERQS for U.S. federal income
                                                tax purposes, and no ruling is
                                                being requested from the IRS
                                                with respect to the PERQS. Due
                                                to the absence of authorities
                                                that directly address
                                                instruments that are similar to
                                                the PERQS, Tax Counsel is
                                                unable to render an opinion as
                                                to the proper U.S. federal
                                                income tax characterization of
                                                the PERQS. As a result,
                                                significant aspects of the U.S.
                                                federal income tax consequences
                                                of an investment in the PERQS
                                                are uncertain, and no assurance
                                                can be given that the IRS or
                                                the courts will agree with the
                                                characterization described
                                                herein. Accordingly, you are
                                                urged to consult your own tax
                                                advisor regarding the U.S.
                                                federal income tax consequences
                                                of an investment in the PERQS
                                                (including alternative
                                                characterizations of the PERQS)
                                                and with respect to any tax
                                                consequences arising under the
                                                laws of any state, local or
                                                foreign taxing jurisdiction.
                                                Unless otherwise stated, the
                                                following discussion is based
                                                on the treatment and the
                                                allocation described above.

                                                U.S. Holders

                                                As used herein, the term "U.S.
                                                Holder" means an owner of a
                                                PERQS that is, for U.S. federal
                                                income tax purposes, (i) a
                                                citizen or resident of the
                                                United States, (ii) a
                                                corporation created or
                                                organized under the laws of the
                                                United States or any political
                                                subdivision thereof or (iii) an
                                                estate or trust the income of
                                                which is subject to United
                                                States federal income taxation
                                                regardless of its source.

                                                Tax Treatment of the PERQS

                                                Assuming the characterization
                                                of the PERQS and the allocation
                                                of the Issue Price as set forth
                                                above, Tax Counsel believes
                                                that the following U.S. federal
                                                income tax consequences should
                                                result.

                                                Monthly Payments on the PERQS.
                                                To the extent attributable to
                                                the yield on the Deposit,
                                                monthly payments on the PERQS
                                                will generally be taxable to a
                                                U.S. Holder as ordinary income
                                                at the time accrued or received
                                                in accordance with the U.S.
                                                Holder's method of accounting
                                                for U.S. federal income tax
                                                purposes. As discussed above,
                                                any excess of the monthly
                                                payments over the portion
                                                thereof attributable to the
                                                yield on the Deposit will be
                                                treated as Contract Fees.
                                                Although the U.S. federal
                                                income tax treatment of
                                                Contract Fees is uncertain, we
                                                intend to take the position,
                                                and the following discussion
                                                assumes, that any Contract Fees
                                                with respect to the PERQS
                                                constitute taxable income to a
                                                U.S. Holder at the time accrued
                                                or received in accordance with
                                                the U.S. Holder's method of
                                                accounting for U.S. federal
                                                income tax purposes.

                                                Tax Basis. Based on our
                                                determination set forth above,
                                                the U.S. Holder's tax basis in
                                                the Forward Contract will be
                                                zero, and the U.S. Holder's tax
                                                basis in the Deposit will be
                                                100% of the Issue Price.

                                                Settlement of the Forward
                                                Contract. Upon maturity of the
                                                Forward Contract, a U.S. Holder
                                                would, pursuant to the Forward
                                                Contract, be deemed to have
                                                applied the Forward Price
                                                toward the purchase of IBM
                                                Stock, and the U.S. Holder
                                                would not recognize any gain or
                                                loss with respect to any IBM
                                                Stock received. With respect to
                                                any cash received upon maturity
                                                (other than in respect of any
                                                accrued interest on the Deposit
                                                and any accrued Contract Fees),
                                                a U.S. Holder would recognize
                                                gain or loss. The amount of
                                                such gain or loss would be the
                                                extent to which the amount of
                                                such cash received differs from
                                                the pro rata portion of the
                                                Forward Price allocable to the
                                                cash as described in the
                                                following paragraph. Any such
                                                gain or loss would generally be
                                                short-term capital gain or
                                                loss, as the case may be.

                                                With respect to any IBM Stock
                                                received upon maturity, the
                                                U.S. Holder would have an
                                                adjusted tax basis in the IBM
                                                Stock equal to the pro rata
                                                portion of the Forward Price
                                                allocable to it. The allocation
                                                of the Forward Price between
                                                the right to receive cash and
                                                IBM Stock should be based on
                                                the amount of the cash received
                                                (excluding cash in respect of
                                                any accrued interest on the
                                                Deposit and any accrued
                                                Contract Fees) and the relative
                                                fair market value of IBM Stock
                                                as of the Maturity Date. The
                                                holding period for any IBM
                                                Stock received would start on
                                                the day after the maturity of
                                                the PERQS. Although the matter
                                                is not free from doubt, the
                                                occurrence of a Reorganization
                                                Event will not cause a taxable
                                                event to occur with respect to
                                                the Forward Contract.

                                                Price Event Acceleration.
                                                Although the tax consequences
                                                of a Price Event Acceleration
                                                are uncertain, we intend to
                                                treat a Price Event
                                                Acceleration as (i) the
                                                repayment by us of the Deposit
                                                for a price equal to the
                                                Forward Price plus the present
                                                value of the portion of the
                                                remaining scheduled payments on
                                                the PERQS (from and including
                                                the date of acceleration) that
                                                is attributable to interest on
                                                the Deposit, and (ii) the
                                                settlement of the Forward
                                                Contract through the delivery
                                                by the U.S. Holder to us of the
                                                Forward Price in exchange for
                                                (a) shares of IBM Stock and (b)
                                                cash equal to the present value
                                                of the portion of the remaining
                                                scheduled payments on the PERQS
                                                (from and including the date of
                                                acceleration) that is
                                                attributable to Contract Fees.
                                                We will also pay cash
                                                representing unpaid interest on
                                                the Deposit and unpaid Contract
                                                Fees that accrued up to but
                                                excluding the date of
                                                acceleration.

                                                Assuming the characterization
                                                of the Price Event Acceleration
                                                described above, a U.S. Holder
                                                would, with respect to the
                                                price paid by us to repay the
                                                Deposit, recognize short-term
                                                capital gain or loss equal to
                                                the difference between such
                                                amount and the U.S. Holder's
                                                basis in the Deposit, which
                                                difference, in the case of an
                                                initial investor, would be
                                                equal to the present value of
                                                the portion of the remaining
                                                scheduled payments on the PERQS
                                                attributable to the unaccrued
                                                interest on the Deposit. In
                                                general, the tax treatment of
                                                the settlement of the Forward
                                                Contract upon a Price Event
                                                Acceleration would be the same
                                                as described above under
                                                "--Settlement of the Forward
                                                Contract." However, the tax
                                                treatment of cash received with
                                                respect to the present value of
                                                the
                                                portion of the remaining
                                                scheduled payments on the PERQS
                                                that is attributable to
                                                Contract Fees is uncertain.
                                                Such amount could be treated as
                                                an adjustment to the Forward
                                                Price, which would reduce the
                                                basis a U.S. Holder would have
                                                in IBM Stock received, or as
                                                additional cash proceeds with
                                                respect to the Forward
                                                Contract, which would be
                                                treated as described above
                                                under "--Settlement of the
                                                Forward Contract." U.S. Holders
                                                are urged to consult their own
                                                tax advisors regarding the U.S.
                                                federal income tax treatment of
                                                cash received with respect to
                                                the Forward Contract upon a
                                                Price Event Acceleration.

                                                Any cash received with respect
                                                to accrued interest on the
                                                Deposit and any accrued
                                                Contract Fees will be taxed as
                                                described under "--Monthly
                                                Payments on the PERQS" above.

                                                Sale, Exchange or Early
                                                Retirement of the PERQS. Upon a
                                                sale or exchange of a PERQS
                                                prior to the maturity of the
                                                PERQS, or upon their retirement
                                                prior to maturity upon the
                                                occurrence of a Reorganization
                                                Event Acceleration or an Event
                                                of Default Acceleration, a U.S.
                                                Holder would recognize taxable
                                                gain or loss equal to the
                                                difference between the amount
                                                realized on such sale, exchange
                                                or retirement and the U.S.
                                                Holder's tax basis in the PERQS
                                                so sold, exchanged or retired.
                                                Any such gain or loss would
                                                generally be short-term capital
                                                gain or loss, as the case may
                                                be. Such U.S. Holder's tax
                                                basis in the PERQS would
                                                generally equal the U.S.
                                                Holder's tax basis in the
                                                Deposit. For these purposes,
                                                the amount realized does not
                                                include any amount attributable
                                                to accrued but unpaid interest
                                                payments on the Deposit, which
                                                would be taxed as described
                                                under "--Monthly Payments on
                                                the PERQS" above. It is
                                                uncertain whether the amount
                                                realized includes any amount
                                                attributable to accrued but
                                                unpaid Contract Fees. U.S.
                                                Holders should consult their
                                                own tax advisors regarding the
                                                treatment of accrued but unpaid
                                                Contract Fees upon the sale,
                                                exchange or retirement of a
                                                PERQS.

                                                Possible Alternative Tax
                                                Treatments of an Investment in
                                                the PERQS

                                                Due to the absence of
                                                authorities that directly
                                                address the proper
                                                characterization of the PERQS,
                                                no assurance can be given that
                                                the IRS will accept, or that a
                                                court will uphold, the
                                                characterization and tax
                                                treatment described above.
                                                Alternative U.S. federal income
                                                tax consequences or treatment
                                                of the PERQS are possible
                                                which, if applied, could
                                                significantly affect the timing
                                                and character of the income or
                                                loss with respect to the PERQS.
                                                It is possible, for example,
                                                that a PERQS could be treated
                                                as a debt instrument. It is
                                                also possible that a PERQS
                                                could be treated as
                                                constituting an "open
                                                transaction" with the result
                                                that the monthly payments on
                                                the PERQS might not be
                                                accounted for separately as
                                                giving rise to income to U.S.
                                                Holders. Other alternative
                                                characterizations are also
                                                possible. Accordingly,
                                                prospective purchasers are
                                                urged to consult their own tax
                                                advisors regarding the U.S.
                                                federal income tax consequences
                                                of an investment in the PERQS.

                                                Backup Withholding and
                                                Information Reporting

                                                Backup withholding and
                                                information reporting may apply
                                                in respect of the amounts paid
                                                to a U.S. Holder, unless such
                                                U.S. Holder provides proof of
                                                an applicable exemption or a
                                                correct taxpayer identification
                                                number, or otherwise complies
                                                with applicable requirements of
                                                the backup withholding rules.
                                                The amounts withheld under the
                                                backup withholding rules are
                                                not an additional tax and may
                                                be refunded or credited against
                                                the U.S. Holder's U.S. federal
                                                income tax liability, provided
                                                the required information is
                                                furnished to the IRS. In
                                                addition, a U.S. Holder may be
                                                subject to information
                                                reporting in respect of the
                                                amounts paid to the U.S. Holder
                                                unless the U.S. Holder provides
                                                proof of an applicable
                                                exemption or an exemption to
                                                the information reporting rules
                                                otherwise applies.

                                                Non-U.S. Holders

                                                This section only applies to
                                                you if you are a Non-U.S.
                                                Holder. As used herein, the
                                                term "Non-U.S. Holder" means a
                                                beneficial owner of a PERQS
                                                that is for U.S. federal income
                                                tax purposes:

                                                  o  a nonresident alien
                                                     individual;

                                                  o  a foreign corporation; or

                                                  o  a foreign trust or estate.

                                                Notwithstanding the treatment
                                                of the PERQS as an investment
                                                unit consisting of a Forward
                                                Contract and a Deposit
                                                discussed above, significant
                                                aspects of the tax treatment of
                                                the PERQS are uncertain.
                                                Accordingly, we will generally
                                                withhold on any monthly
                                                payments on the PERQS made to a
                                                non-U.S. Holder at a rate of
                                                30%, or at a reduced rate
                                                specified by an applicable
                                                income tax treaty under an
                                                "other income" or similar
                                                provision. In order to claim an
                                                exemption from or a reduction
                                                in the 30% withholding tax, a
                                                Non-U.S. Holder that is the
                                                beneficial owner of a PERQS
                                                must comply with certification
                                                requirements to establish that
                                                it is not a United States
                                                person and is claiming a
                                                reduction of or an exemption
                                                from withholding under an
                                                applicable tax treaty. If you
                                                are a Non-U.S. Holder, you are
                                                urged to consult your own tax
                                                advisor regarding the tax
                                                treatment of the PERQS,
                                                including the possibility of
                                                obtaining a refund of any
                                                withholding tax and the
                                                certification requirements
                                                described above.